AMENDMENT TO MASTER CUSTODIAN AGREEMENT

This Amendment, effective as of March 1, 2021 (the "Amendment"), is entered into by and among each management investment company identified on Appendix A hereto (each, a "Fund," and together the "Funds") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the "Custodian"). Capitalized terns but not identified herein shall have the meanings set forth in the agreement.

WHEREAS, the Custodian and the Funds entered into a Custody Agreement dated as of January 1 ,2013 as the same may be amended, supplemented, restated or otherwise modified from time to time (the "Agreement"); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.Appendix A to the Custodian Agreement is hereby deleted in its entirety and replaced with the attached Appendix A.

2.The Custodian and the Funds hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

3.Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

4.This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

EACH OF THE ENTITIES
SET FORTH ON APPENDIX A HERETO

By: /s/ Greg Hoppe
Name: Greg Hoppe
Title: Vice President & CFO

STATE STREET BANK AND TRUST COMPANY

By: /s/ Michael A Foutes
Name: Michael A. Foutes
Title: Managing Director

APPENDIX A
TO
MASTER CUSTODIAN AGREEMENT

Management Investment Companies Registered with the SEC and Portfolios thereof, If Any

Fund	Portfolio Name	Share Class	Effective Date	Designation
Madison Funds f/k/a MEMBERS Mutual Funds	Conservative Allocation Fund	A,B,C	1-1-13	Allocation Fund
	Moderate Allocation Fund	A,B,C	1-1-13	Allocation Fund
	Aggressive Allocation Fund	A,B,C	1-1-13	Allocation Fund
	Core Bond Fund f/k/a Bond Fund	A,B,Y,I	1-1-13	Core Fund
	Diversified Income Fund	A,B,C	1-1-13	Core Fund
	Covered Call & Equity Income Fund f/k/a Equity Income Fund	A,C,Y,R6	1-1-13	Core Fund
	Mid Cap Fund	A,B,Y,I,R6	1-1-13	Core Fund
	Small Cap Fund	A,Y,I	1-1-13	Core Fund
	International Stock Fund	A,B,Y	1-1-13	Core Fund
	High Quality Bond Fund f/k/a Institutional Bond Fund	Y	3-1-13	Core Fund
	Investors Fund	A,Y,I,R6	3-1-13	Core Fund
	Dividend Income Fund	A,Y,I	3-1-13	Core Fund
	Tax-Free Virginia Fund f/k/a Virginia Tax-Free Fund	Y	3-1-13	Core Fund
	Tax-Free National Fund	Y	3-1-13	Core Fund

Ultra Series Fund	Conservative Allocation Fund	I, II	1-1-13	Allocation Fund
	Moderate Allocation Fund	I, II	1-1-13	Allocation Fund
	Aggressive Allocation Fund	I, II	1-1-13	Allocation Fund
	Core Bond Fund f/k/a Bond Fund	I, II	1-1-13	Core Fund
	High Income Fund	I, II	1-1-13	Core Fund
	Diversified Income Fund	I, II	1-1-13	Core Fund
	Large Cap Value Fund	I, II	1-1-13	Core Fund
	Large Cap Growth Fund	I, II	1-1-13	Core Fund
	Mid Cap Fund	I, II	1-1-13	Core Fund
	International Stock Fund	I, II	1-1-13	Core Fund
	Target Retirement 2020 Fund	I	1-1-13	Allocation Fund

Fund	Portfolio Name	Share Class	Effective Date	Designation
	Target Retirement 2030 Fund	I	1-1-13	Allocation Fund
	Target Retirement 2040 Fund	I	1-1-13	Allocation Fund
	TargetRetirement2050 Fund	I	1-1-13	Allocation Fund
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Madison Covered Call & Equity Strategy Fund	None	None	1-1-13	Core Fund